EXHIBIT 10.14
                                                                   -------------


                                EQUITY ONE, INC.

                             STOCKHOLDERS AGREEMENT

         THIS AGREEMENT is made as of October 4, 2000, by and among EQUITY ONE, INC., a Maryland corporation (the "CORPORATION"), ALONY HETZ PROPERTIES & INVESTMENTS, LTD., an Israeli corporation or a wholly owned entity (the "INVESTOR"), GAZIT-GLOBE (1982) LTD., an Israeli corporation ("GLOBE"), M.G.N.
(USA), INC., a Nevada corporation ("MGN"), and GAZIT (1995), INC., a Nevada corporation ("GAZIT"). Globe, MGN and Gazit are collectively referred to herein as the "GAZIT-GLOBE GROUP". The Investor and the Gazit-Globe Group are sometimes collectively referred to as the "STOCKHOLDERS" and each individually as a "STOCKHOLDER." Capitalized terms used herein are defined in Section 9 hereof.

         The Investor is purchasing shares of the Corporation's common stock, par value $.01 per share, as well as warrants to purchase shares of Common Stock (the "WARRANTS"), pursuant to a Subscription Agreement and a Warrant Agreement, respectively, between the Investor and the Corporation, each dated as of the date hereof (the "SUBSCRIPTION AGREEMENT" and "WARRANT AGREEMENT," respectively).

         The Corporation and the Stockholders desire to enter into this Agreement for the purposes, among others, of providing the Investor and the Gazit-Globe Group certain rights relating to the Common Stock being purchased by Investor.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1.       DRAG-ALONG RIGHTS.

                  (a) In the event the Gazit-Globe Group intends to sell all of its Stockholder Shares in a bona fide arm's length transaction with a third party, other than an open-market transaction, at a price per share equal to or greater than $16.3125, subject to adjustment as set forth in the Subscription Agreement (the "PROPOSED SALE"), the Gazit-Globe Group shall deliver 15 Business Days prior written notice thereof to Investor. Investor shall vote for, consent to and raise no objections to or contest such Proposed Sale. If the Proposed Sale is structured as a merger or consolidation, Investor shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation; if the Proposed Sale is structured as a sale of stock, upon the request of the Gazit-Globe Group set forth in such notice, Investor shall (A) agree to sell all of its Stockholder Shares and unexercised Warrants subject to the qualifications set forth in paragraph 1(b) below, and (B) execute such purchase agreement and other documents as may reasonably be requested by the Gazit-Globe Group. Investor shall take such other necessary or desirable actions in connection with the consummation of the Proposed Sale as may be reasonably requested by the Gazit-Globe Group. A "Business Day" as used herein shall mean any day on which banks are open for business in the city of New York.





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                  (b) The obligations of the Investor with respect to the
Proposed Sale are subject to the ownership at such time by the Gazit-Globe Group of an aggregate ownership interest in the Corporation equal to or greater than the ownership interest of the Investor at such time and the satisfaction of the following conditions: (i) upon the consummation of the Proposed Sale, Investor shall receive for each of its Investor Shares being sold the same form of consideration and the same amount of consideration as the Gazit-Globe Group receives for each of their Stockholder Shares being sold and (ii) if the Investor holds any unexpired and unexercised Warrants, it shall be given an opportunity to either (A) exercise the Warrants prior to the consummation of the Proposed Sale or (B) receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share received by holders of the Common Stock in connection with the Proposed Sale less the exercise price per share payable for the exercise of the Warrants by (2) the number of shares of Common Stock to which Investor is entitled upon exercise of such Warrants.

         2. TAG-ALONG RIGHTS. If any member (the "SELLING STOCKHOLDER") of the Gazit-Globe Group proposes to sell, other than pursuant to an open-market transaction or a de minimis transaction (involving less than 2% of the Corporation's outstanding stock), any of its Stockholder Shares, it may only make such sale after complying with the provisions of this Section 2. First, the Selling Stockholder shall give to the Investor a notice (an "Offer Notice") allowing the Investor to participate, on a pro-rata basis based upon the percentage of the Stockholder Shares of the Gazit-Globe Group offered to be sold, upon the purchase by the proposed transferee of any shares of Common Stock owned by the Selling Stockholder and for the same per share consideration. The Investor shall have the right, for a period of 10 Business Days after the Offer Notice is given, to accept such offer in whole or in part, exercisable by delivering a written notice to the Selling Stockholder within such 10 Business Day period, stating therein the number of shares of Common Stock (which may be the number of shares set forth in the Offer Notice or a portion thereof) to be sold by the Investor to the proposed transferee. Prior to the earlier of (x) the end of such 10 Business Day period or (y) the acceptance or rejection by the Investor of the Selling Stockholder's offer, as the case may be, the Selling Stockholder shall not complete any sale of shares of Common Stock to the proposed transferee. Thereafter, for a period of 120 days, the Selling Stockholder may sell to the proposed transferee for the consideration stated and on terms no more favorable to the proposed transferee than those set forth in the Offer Notice, shares of Common Stock stated in the Offer Notice as subject to purchase by the Selling Stockholder; PROVIDED that the proposed transferee, as the case may be, shall simultaneously purchase the number of shares of Common Stock as calculated above from the Investor, to the extent the Investor elected to participate in the sale.

         To the extent the number of shares of Common Stock proposed to be sold by the Investor, if any, combined with the number proposed to be sold by the Selling Stockholder exceed the number of shares the proposed transferee is willing to purchase (the "MAXIMUM PURCHASE AMOUNT"), then each of the Investor and the Selling Stockholder shall be entitled to sell such number of shares of Common Stock as shall constitute such percentage of the Maximum Purchase Amount corresponding to the percentage of shares, vis-a-vis one another, of Investor Stock and Stockholder Shares held by the Investor and the Gazit-Globe Group, respectively. For the purposes of such calculation, any unexercised and unexpired Warrants with an exercise price




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that is below the proposed offer price of the Common Stock, shall be deemed to be Investor Stock held by the Investor.

         3.       BOARD OF DIRECTORS.

                  (a) Each member of the Gazit-Globe Group hereby agrees, commencing as of the date hereof and during the term of this Agreement, to vote all of its Stockholder Shares and any other voting securities of the Corporation over which such Stockholder has voting control and to take all other necessary or desirable actions within its control (whether in its capacity as a stockholder, designator of a director, member of a Board of Directors committee or officer of the Corporation or otherwise, and including, without limitation, attendance at meetings for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Corporation shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that designees of the Investor (the "INVESTOR DIRECTORS") are elected to the Board of Directors of the Corporation pursuant to the following terms and conditions set forth below. To the extent, based on such conditions, the Investor has the right to designate two Investor Directors, at least one such person shall be a resident or citizen of the United States and not an affiliate of the Investor, the Gazit-Globe Group or the Corporation.

                  (i) if the Investor owns at least 2,300,000 Investor Shares as of December 31, 2001 and 2,950,000 Investor Shares as of December 31, 2002, and all Shares held by the Investor (directly or indirectly) represent at least 20% of the aggregate number of Shares held (directly or indirectly) by the Investor and the Gazit-Globe Group, and such aggregate amount represents not less than 50% of the total outstanding voting capital stock of the Corporation, the Investor may designate the greater of two nominees or such number of nominees as shall constitute 20% of the Board of Directors to the Board of Directors;

                  (ii) if the conditions set forth in Section 3(a) are not met at any time after each applicable date, and such failure is not remedied within 60 days of the date upon which the condition is no longer met (the "Cure Period"), but the Investor owns (directly or indirectly) the greater of (i) 5% of the Corporation's total outstanding voting capital stock, on a fully-diluted basis, and (ii) 1,000,000 Investor Shares, the Investor shall then become entitled to only designate one nominee to the Board of Directors and shall promptly cause one of the Investor Directors to submit its resignation to the Corporation.

                  (b) Except as otherwise set forth in the Subscription Agreement, and so long as the conditions described above are obtained, an Investor Director may only be removed by the Investor and may only be replaced by someone designated by the Investor; provided, that any representative removed for cause shall not be designated again as a member of the Board of Directors. So long as the members of the Gazit-Globe Group have complied with the provisions of this Section 3, the Investor (and its affiliates) will vote all of its Stockholder Shares of the Corporation it acquires for nominees to the Board of Directors as directed in writing by a representative of Gazit-Globe Group.





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

                  (c) To the extent the Investor loses the right to designate an Investor Director by failing to meet the ownership requirements set forth above (and not remedying the same within the Cure Period), the Investor shall irrevocably lose the right to designate an Investor Director for such position notwithstanding its later acquiring a sufficient interest to meet the ownership requirements.

                  (d) The Investor's two initial Investor Directors shall be nominated to the Board of Directors no later than the earlier to occur of (i) the Initial Closing Date (as defined in the Subscription Agreement) and (ii) the first meeting of the Board of Directors to take place after the execution of the Subscription Agreement.

         4. RESTRICTIONS ON CERTAIN ACTIONS. For any period during which the Investor owns beneficially and/or of record, 20% or more of the outstanding shares of Common Stock and the Gazit-Globe Group holds a majority interest in the Corporation, the Investor may not, without the prior written consent of the Corporation's Board of Directors:

                  (a) directly or indirectly seek, or permit any person over whom or which such Investor has control (a "Controlled Person") to seek or encourage or assist any associate, partner or affiliate of the Investor to seek representation on the Board of Directors of the Corporation or otherwise seek to participate in or influence the Corporation's management, management decisions, operating policies, or governing corporate instruments;

                  (b) instigate or join in any attempt to change the Corporation's management, management decisions, operating policies, governing corporate instruments or conduct of its business and affairs;

                  (c) solicit or permit any Controlled Person to solicit, or encourage or assist any associate, partner or affiliate of the Investor to solicit proxies with respect to any shares of Common Stock or other securities of the Corporation entitled to vote generally for the election of directors or otherwise ("Voting Securities") under any circumstance, or become a "participant", or permit any Controlled Person, or encourage or assist any associate, partner or affiliate of the Investor to become a "participant", in any "election contest" relating to the election of directors of the Corporation, changes in governing corporate instruments or otherwise (as such terms are used in Rule 14a-11 of Regulation 14A under the Securities Act of 1933, as amended);

                  (d) deposit, or permit any Controlled Person, or encourage or assist any associate, partner or affiliate of the Investor to deposit, any Voting Securities in a voting trust or similar arrangement, or subject or permit any Controlled Person, or encourage or assist any associate, partner or affiliate of such Investor to subject any Voting Securities to a voting or similar agreement;

                  (e) take any action alone or in concert with any other person to acquire or affect the control of the Corporation or, directly or indirectly, participate in, or encourage the formation of, any group seeking to obtain or take control of the Corporation; or





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                  (f) directly or indirectly seek to influence any of the
Corporation's contractual relationships, whether orally, in writing or otherwise (including, without limitation, the Corporation's contractual relationships with its auditors, its investment bankers and its lenders).

         5. REGISTRATION RIGHTS. The Gazit-Globe Group acknowledges and agrees, to the extent necessary, that Investor shall have such registration rights as are set forth in the Subscription Agreement. Investor acknowledges and agrees, to the extent necessary, that members of the Gazit-Globe Group shall have such registration rights as are set forth in the Public Reports, as defined in the Subscription Agreement or as reflected in the minutes of the Corporation.

         6. CONFIDENTIALITY. All materials and information obtained by any Stockholder pursuant to this Agreement or otherwise delivered by the Corporation to any Stockholder shall be kept confidential and shall not be disclosed to any third party except (a) as has become generally available to the public (other than through disclosure by such Stockholder in contravention of this Agreement),
(b) to such Stockholder's directors, officers, trustees, partners, employees, agents and professional consultants on a need to know basis, (c) to any other holder of Common Stock or Warrants, (d) to any person or entity to which such Stockholder offers to sell or transfer any shares of Common Stock or Warrants, PROVIDED, that the prospective transferee shall agree to be bound by the provisions of this Section 6, (e) in any report, statement, testimony or other submission to any governmental authority having or claiming to have jurisdiction over such Stockholder, or (f) in order to comply with any law, rule, regulation or order applicable to such Stockholder, or in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to such Stockholder in the course of any litigation, investigation or administrative proceeding.

         7. CONFLICTING AGREEMENTS. Each Stockholder represents that it has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement. No Stockholder shall act, for any reason, as a member of a group or in concert or enter into any agreement or arrangement with any other person in connection with the acquisition, disposition or voting of Stockholder Shares in any manner which is inconsistent with the provisions of this Agreement.

         8.       DEFINITIONS.

                  "COMMON STOCK" means (i) the Corporation's common stock, par value $.01 per share, and (ii) any securities issued or issuable with respect to the capital stock referred to in clause (i) above by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization.

                  "INVESTOR DIRECTORS" shall have the meaning set forth in
Section 3 hereof.

                  "INVESTOR SHARES" means the shares of Common Stock purchased by Investor pursuant to the Subscription Agreement.






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                  "STOCKHOLDER" shall have the meaning as set forth in the
preamble and shall include their permitted successors and assigns.

                  "STOCKHOLDERS" shall have the meaning as set forth in the preamble.

                  "STOCKHOLDER SHARES" means any Common Stock purchased or otherwise acquired by any Stockholder, including without limitation, (i) any equity securities issued or issuable directly or indirectly with respect to the Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, (ii) any shares of Common Stock issued pursuant to the exercise of any convertible securities, including the Warrants, and (iii) any other shares of any class or series of capital stock of the Corporation held by a Stockholder.

                  "WARRANTS" means the warrants issued pursuant to the Warrant Agreement (as defined in the preamble).

         9. TRANSFERS IN VIOLATION OF AGREEMENT. Any transfer or attempted transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Corporation shall not record such transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

         10. AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment, termination or waiver is approved in writing by the Corporation, the Investor and the holders of at least 50% of the Stockholder Shares held by the Gazit-Globe Group. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         11. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         12. ENTIRE AGREEMENT. Except as set forth in the Subscription Agreement, the representations and warranties of which are specifically incorporated by reference herein, or the Warrant Agreement or otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         13. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Corporation and its successors



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and assigns and the Stockholders and any permitted subsequent holders of
Stockholder Shares and the respective successors and permitted assigns of each of them, so long as they hold Stockholder Shares.

         14. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

         15. REMEDIES. The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Corporation, the Investor and any member of the Gazit-Globe Group may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

         16. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Corporation at the address set forth below and to any other recipient at the address indicated on the signature page hereto, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three Business Days after deposit in the U.S. mail and one Business Day after deposit with a reputable overnight courier service. The Corporation's address is:

                          Equity One, Inc.
                          1696 N.E. Miami Gardens Drive
                          North Miami Beach, Florida 33179

         17. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement will be construed and interpreted in accordance with and governed by the laws of the State of Florida. Investor and each member of the Gazit-Globe Group hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts located in Dade County, Florida in connection with any suit, action or other proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.

         18. AGENT FOR SERVICE OF PROCESS. The Investor has appointed Carter, Ledyard & Milburn, attention Steven J. Glusband, Esq., as its authorized agent in the United States upon which process may be served in any suit or proceeding related to or arising out of the transactions and agreements contemplated herein and in the Subscription Agreement and the Warrant Agreement, and agrees that service of process upon such agent, and written notice of said service to the Investor by the person serving the same to the address provided below shall be deemed in every respect effective service of process upon the Investor in any such suit or




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proceeding. The Investor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of ten years from the date of this Agreement.

         19. TERMINATION. The provisions of this Agreement shall terminate on the earlier of (i) the 90th consecutive day on which the Investor owns less than 5% of the Corporation's total outstanding voting capital stock, on a fully-diluted basis, (ii) the 90th consecutive day on which the Gazit-Globe Group owns less than 20% of the Corporation's total outstanding voting capital stock, on a fully diluted basis, and (iii) the tenth anniversary of the date of this Agreement.

                                     * * * *


                         (signatures on following page)



































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         IN WITNESS WHEREOF, the parties hereto have executed this Stockholders
Agreement on the day and year first above written.

                                     EQUITY ONE, INC.


                                     By: /s/ CHAIM KATZMAN
                                         -------------------------------------
                                     Name:   Chaim Katzman
                                     Title:  President

                                     ALONY HETZ PROPERTIES & INVESTMENTS, LTD.


                                     By: /s/ NATHAN HETZ
                                         -------------------------------------
                                     Name:   Nathan Hetz
                                     Title:  Chief Executive Officer
                                     Address:
                                             ---------------------------------

                                     GAZIT-GLOBE (1982) LTD.


                                     By: /s/ CHAIM KATZMAN
                                         -------------------------------------
                                     Name:   Chaim Katzman
                                     Title:  Chairman of the Board
                                     Address:
                                             ---------------------------------

                                     M.G.N. (USA), INC.


                                     By: /s/ CHAIM KATZMAN
                                         -------------------------------------
                                     Name:   Chaim Katzman
                                     Title:  President
                                     Address:
                                             ---------------------------------

                                     GAZIT (1995), INC.


                                     By: /s/ CHAIM KATZMAN
                                         -------------------------------------
                                     Name:  Chaim Katzman
                                     Title: President
                                     Address:
                                             ---------------------------------






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